Exhibit 15.1

October 23, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:          Burlington Northern Santa Fe Corporation
Registration Statement on Form S-3
(No. 333-130214)

Registration Statements on Form S-8
(No. 33-62829)
(No. 33-62835)
(No. 33-63249)
(No. 333-03275)
(No. 333-03277)
(No. 333-19241)
(No. 333-77615)
(No. 333-59854)
(No. 333-108384)
(No. 333-118732)
(No. 333-133434)
(No. 333-135893)
(No. 333-135894)
(No. 333-135897)

Commissioners:

We are aware that our report dated October 23, 2008 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation (the “Company”) for the three and nine month periods ended September 30, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 is incorporated by reference in the Registration Statements referred to above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

E-3

Form 10-Q